                                                                  EXHIBIT 10(gg)


                         NOVAMETRIX MEDICAL SYSTEMS INC.
                                56 Carpenter Lane
                         Wallingford, Connecticut 06492




                               September 20, 1996



Mr. Joseph A. Vincent
25 Sheffield Circle
Stratford, Connecticut  06497

Dear Joe:

            We have had a number of discussions concerning your employment with Novametrix Medical Systems Inc., a Delaware corporation (the "Company"). Based on these discussions and in order to induce you to continue in the employment of the Company, the Company and you hereby agree as follows:

            15. Payment of Bonus. The Company agrees to pay to you a cash bonus in the amount of $20,000. Such bonus shall be paid to you not later than October 30, 1996.

            16. Restrictions on Transferability of the Shares. You currently hold the options described on Exhibit A attached hereto to purchase an aggregate of 45,000 shares (collectively, the "Shares" and individually a "Share") of the common stock, $.01 par value per share ("Common Stock"), of the Company. You agree that you shall not sell, assign, transfer, gift, devise, bequeath, hypothecate or otherwise dispose of any of the Shares, except as provided for in this Agreement. Any disposition or purported disposition of Shares in violation of this Agreement shall be null and void and shall not be recorded on the books of the Company. Notwithstanding the foregoing:

            (a) Disposition of Vested Shares and Shares which are not Vested Shares. Shares which are "vested" in accordance with the following schedule (the "Vested Shares") may be disposed of in the manner set forth in Subsection (b) or
(d) of this Section 2.

                                         Cumulative number
                                        of Shares which are
                                           Vested Shares
                                           -------------
     On or before March 23, 1997.......          0

     March 24, 1997 to
      September 19, 1997...............     10,000

     September 20, 1997 to
     March 19, 1998....................     25,000

     On or after March 20, 1998........     45,000


            Shares which are not Vested Shares (the "Unvested Shares") may be disposed of only in the manner set forth in Subsection (c) or (d) of this
Section 2.

            (b) Vested Shares. Vested Shares held by you may be transferred by you without restriction.

            (c) Termination of Your Employment. (i) If you shall cease to be employed by the Company, by reason of a termination by the Company for Due Cause (as hereafter defined) or a voluntary resignation by you, the Company shall have the right (but not the obligation) to purchase from you all or any portion of the Unvested Shares owned by you at the time you cease to be employed by the Company. Such right to purchase shall be exercisable by written notice to that effect given by the Company to you within 60 days after you have ceased to be employed by the Company, as aforesaid. Upon the giving of such written notice, you shall for all purposes cease to be a stockholder of the Company as to the Unvested Shares covered by such notice and shall have no rights against the Company or any other person in respect of such Unvested Shares except the right to receive payment for such Unvested Shares in accordance herewith. Notwithstanding the provisions of Subsection (a) of this Section 2, Unvested Shares not so purchased by the Company shall upon the expiration of such 60-day period become Vested Shares.

               (ii) At the time and date specified in the notice given by the Company referred to in clause (c)(i), which date shall in no event be more than 15 days after the expiration of the 60-day period for the exercise of the right to purchase set forth therein, you shall deliver to the Company, at the business headquarters of the Company, the Unvested Shares to be sold by you in due and proper form for transfer, against payment by the Company of the purchase price therefor, as determined in accordance with clause (c)(iv).

              (iii) Notwithstanding the provisions of Subsection (a) of this
Section 2, if you shall cease to be employed by the Company for any reason other than a termination by the Company for Due Cause or a voluntary resignation by you,

Unvested Shares shall upon such termination become Vested Shares. A voluntary resignation shall not include a termination by you by reason of your death or disability.

            (iv) The per Share purchase price for the Unvested Shares payable by the Company pursuant to clause (c)(ii) shall be equal to the price paid by you to the Company for such Unvested Shares. The number of Unvested Shares to be purchased and the per Share purchase price pursuant to this clause (c)(iv) shall be appropriately adjusted by the Board of Directors of the Company to reflect any subdivision or combination of the Common Stock of the Company or any stock dividend or like event.

            (v) For purposes of this Agreement, "Due Cause" shall mean (A) gross negligence or willful misconduct by you in the performance of the duties of your employment with the Company, or (B) your conviction in a court of law of any felony; provided, however, that you shall be given written notice by a majority of the Board of Directors of the Company that it intends to terminate your employment for Due Cause, which written notice shall specify the act or acts upon which the majority of the Board of Directors of the Company intends so to terminate your employment, and you shall then be given the opportunity, within ten (10) days of your receipt of such notice, to have a meeting with the Board of Directors of the Company to discuss such act or acts. If the basis of such written notice is other than an act or acts described in clause (B), you shall be given ten (10) days after such meeting within which to cease or correct the performance (or nonperformance) giving rise to such written notice and, upon your failure within such ten (10) days to cease or correct such performance (or nonperformance), your employment by the Company shall automatically be terminated hereunder for Due Cause.

            (vi) Upon the written consent of the Company, Unvested Shares may be pledged by you to a lender in connection with any loan to you by such lender. It shall be a condition to obtaining the Company's consent to a pledge of Unvested Shares that the lender shall execute a copy of this Agreement and shall hold such Unvested Shares subject to the provisions of this Agreement, and to such other conditions as the Company, in its sole discretion, may require.

            (d) Disposition to Family Members. Shares held by you may be transferred by you to or for the benefit of a member of your immediate family. For the purpose of this Agreement, the term "immediate family" shall mean your spouse and children (and the direct lineal descendants of your children). It shall be a condition to the validity of any transfer of Shares permitted by the provisions of this Subsection (d) that the transferee shall execute a copy of this Agreement, shall hold such Shares subject to the provisions of this Agreement, and shall make no further transfer of such Shares, except in compliance with the terms and conditions of this Agreement.

            17. Voting of Shares. You shall have the right to vote the Shares, whether Vested Shares or Unvested Shares.

            18. Notice. Any notice under this Agreement shall be in writing and delivered personally or sent by certified mail, return receipt requested, addressed, as the case may be, (i) to the Company at its address set forth at the head of this Agreement or such other address as may hereafter be designated by the Company by notice to you in the manner provided herein; and (ii) to you at your address set forth at the head of this Agreement or such other address as may hereafter be designated by you by notice to the Company in the manner provided herein. All notices personally delivered shall be deemed to have been given when delivered and all notices sent by mail shall be deemed to have been given three business days after mailing.

            19. Successors. The terms, covenants and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors, permitted transferees and assigns.

            20. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut applicable to agreements made and to be performed entirely within such State.

            21. Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto, and no modifications of or amendments to this Agreement shall be binding on the parties hereto unless in writing and signed by them.

            22. Integration. This Agreement supersedes all prior understandings, negotiations, and agreements relating to the subject matter hereof.

            23. Severability. If any provision herein contained shall be held to be illegal or unenforceable, such holding shall not affect the validity or enforceability of the other provisions of this Agreement.

            24. Reorganization, Etc. The provisions of this Agreement shall apply mutatis mutandis to any shares or other securities resulting from any stock split or reverse split, stock dividend, reclassification, subdivision, consolidation or reorganization of any shares or other securities of the Company, to any shares or other securities resulting from any recapitalization, consolidation, merger or reorganization of the Company and to any shares or other securities of the Company or any successor company or of any parent of such successor company which may be received by you by virtue of your ownership of any shares of Common Stock of the Company.

            25. Captions. The captions appearing herein are for the convenience of the parties only and shall not be construed to affect the meaning of the provisions of this Agreement.


                                      * * *

            If you are in agreement with the foregoing, please execute and deliver to the undersigned the enclosed counterpart of this Agreement, whereupon this Agreement shall become a binding agreement between us.


                             Very truly yours,

                             NOVAMETRIX MEDICAL SYSTEMS INC.



                             By/s/ William J. Lacourciere
                               --------------------------------------



Accepted and agreed to as
aforesaid:



/s/ Joseph A. Vincent
-------------------------------
       Joseph A. Vincent

                                                                       EXHIBIT A



       Options Granted to Joseph Vincent to Acquire Restricted Shares

===================================================================================================================
Grant Date                Term                Total Shares          Exercisable Shares        Exercise Price
-------------------------------------------------------------------------------------------------------------------
90/03/27                  10YRS               20,000                20,000                    $2.00
-------------------------------------------------------------------------------------------------------------------
90/08/28                  10YRS               10,000                10,000                     1.00
-------------------------------------------------------------------------------------------------------------------
91/02/26                  10YRS                5,000                 5,000                     1.25
-------------------------------------------------------------------------------------------------------------------
92/12/01                  10YRS               10,000                10,000                     2.625
===================================================================================================================